SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported) August 18, 1999
                                                 -------------------------------

                             WATKINS-JOHNSON COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in Charter)

         California                  1-5631                94-1402710
----------------------------    ----------------       -------------------
(State or Other Jurisdiction    (Commission File          (IRS Employer
     of Incorporation)               Number)           Identification No.)

 3333 Hillview Avenue, Palo Alto, California              94304-1223
 -------------------------------------------              ----------
  (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code: (650) 493-4141
                                                    ----------------------------


                                      None
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

         On August 18, 1999, Watkins-Johnson Company (the "Company") issued a press release announcing that it had entered into a definitive agreement (the "Purchase Agreement") to sell its Telecommunications Group business to Tracor, Inc. ("Tracor"), a subsidiary of Marconi North America, Inc., for estimated consideration of $57.9 million, subject to balance sheet adjustments as provided for in the Purchase Agreement. The press release is attached hereto as Exhibit 99.1.

         For further information with respect to the terms of the transaction, including the purchase price and potential adjustments thereto, provisions for $1.0 million of the purchase price to be escrowed, the conditions to consummation, the representations, warranties and covenants of the parties, and the parties' respective termination rights, reference is made to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by this reference. The foregoing summary description of the transaction is qualified in its entirety by reference to such exhibit.


Item 7.  Financial Statements and Exhibits

(a)      Exhibits

Exhibit 2.1 Purchase Agreement, dated as of August 18, 1999, between Watkins-Johnson Company and Tracor, Inc.

Exhibit 99.1 Press release issued by the Company on August 18, 1999 related to the Purchase Agreement.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.


Date:  August 18, 1999                      WATKINS-JOHNSON COMPANY


                                            By: /s/ W. Keith Kennedy, Jr.
                                                --------------------------------
                                                W. Keith Kennedy, Jr., President
                                                and Chief Executive Officer

                                  EXHBIT INDEX

Exhibit 2.1 Purchase Agreement, dated as of August 18, 1999, between Watkins-Johnson Company and Tracor, Inc.

Exhibit 99.1 Press release issued by the Company on August 18, 1999 related to the Purchase Agreement.